UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT,
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: June 14, 2005
(Date of earliest event reported)

COMPREHENSIVE CARE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9927	95-2594724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

204 South Hoover Boulevard
Suite 200
Tampa, Florida	33609

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 288-4808

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On June 14, 2005, the Company issued a press release, furnished herewith as Exhibit 99.1 and incorporated herein by reference, to report that it has completed a private placement of 14,400 shares of its Series A Convertible Preferred Stock to Woodcliff Healthcare Investment Partners, LLC. The purchase price for the Series A Convertible Preferred Stock was $250.00 per share, resulting in total proceeds to the Company of $3.6 million before offering expenses. Each share of preferred stock is convertible into approximately 294.12 shares of the Company’s common stock, subject to certain anti-dilution adjustments. In addition, provided the Company meets certain financial targets and other conditions in fiscal 2006 and 2007, the Company may cause these investors to purchase additional shares of the Company’s common stock.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements. None.
(b) Pro Forma Financial Information. None.
(c) Exhibits. See Exhibit Index immediately following the signature page hereto.

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Certain information included in this report on Form 8-K and in other Company reports, SEC filings, statements, and presentations is forward looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning the Company’s anticipated operating results, financial resources, increases in revenues, increased profitability, interest expense, growth and expansion, and the ability to obtain new behavioral healthcare contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements, and presentations. These risks and uncertainties include local, regional, and national economic and political conditions, the effect of governmental regulation, the competitive environment in which the Company operates, and other risks detailed from time to time in the Company’s SEC reports.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

COMPREHENSIVE CARE CORPORATION
By:	/s/ Robert J. Landis
	Name:	Robert J. Landis
	Title:	Chairman of the Board, Chief Financial Officer and Treasurer

Date: June 15, 2005

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated June 14, 2005

4